As filed with the Securities and Exchange Commission on January 3, 2007
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Shopper's Wallet, Inc.
             (Exact name of Registrant as specified in its charter)

            Nevada                              7372                     98-050298
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)          Classification Code)        Identification No.)

                                 33 Hanesher St.
                              Raanana 43726, Israel
                          Tel: + (011) (972) 9-7711842
   (Address and telephone number of Registrant's principal executive offices)

                                EastBiz.com, Inc.
                                 5348 Vegas Dr.
                               Las Vegas, NV 89108
                              Phone: (702) 871-8678
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all Correspondence to:

                                 SRK Law Offices
                               Rabin Science Park
                                 Rehovot, Israel
                          Telephone No.: (718) 360-5351
                      Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
Title of Class of                         Proposed Maximum     Proposed Maximum
 Securities to be        Amount to be      Aggregate Price    Aggregate Offering        Amount of
    Registered            Registered          Per Share              Price          Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.0001       3,000,000           $0.03 (1)            $90,000               $9.63
per share
----------------------------------------------------------------------------------------------------
Total                     3,000,000 (2)                             $90,000               $9.63
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.
(2) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                  SUBJECT TO COMPLETION DATED DECEMBER _, 2006

                             Shopper's Wallet, Inc.

                  A MAXIMUM OF 3,000,000 SHARES OF COMMON STOCK
                         OFFERING PRICE $0.03 PER SHARE

This prospectus relates to our offering of 3,000,000 new shares of our common stock at an offering price of $0.03 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The common shares are being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and directors, who will not be paid any commission for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.03 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  6
   Risks Relating to Our Business                                             6
   Risks Relating to Our Strategy and Industry                                7
   Risks Relating to this Offering                                            9
FORWARD-LOOKING STATEMENTS                                                   11
USE OF PROCEEEDS                                                             12
DETERMINATION OF THE OFFERING PRICE                                          13
CAPITALIZATION                                                               13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                                14
PLAN OF DISTRIBUTION, TERMS OF THE OFFERING                                  14
LEGAL PROCEEDINGS                                                            17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                 17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               19
DESCRIPTION OF SECURITIES                                                    20
INTEREST OF NAMED EXPERTS AND COUNSEL                                        21
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                             22
DESCRIPTION OF BUSINESS                                                      22
DESCRIPTION OF PROPERTY                                                      26
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               30
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                     31
EXECUTIVE COMPENSATION                                                       31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        32
FINANCIAL STATEMENTS                                                        F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES, AND ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 6. ALL REFERENCES TO "WE," "US," "OUR," OR SIMILAR TERMS USED IN THIS PROSPECTUS REFER TO SHOPPER'S WALLET, INC.

CORPORATE BACKGROUND

We were incorporated on June 28, 2006. We have not generated any revenue to date and we are a development stage company. We are focused on developing and offering interactive English language training courses specifically designed for adults who are learning English as a second language. The course content will cover English phonetics, grammar, pronunciation and spoken English, vocabulary and learning games. We plan to develop the media with animation graphics and interactive capabilities. It is our goal to offer our products both online and through the direct sale of DVD products.

Our offices are currently located at 33 Hanesher St. Raanana 43726 Israel. Our telephone number is (011) (972) 9-7711842. We do not currently have a web site.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern. Investors should note that to date we have no products available for sale and have yet to produce a prototype of our proposed course content.

                                  THE OFFERING

Shares                                     being offered Up to 3,000,000  shares
                                           of our common stock.

Offering price                             $0.03 per share of common stock.

Terms of the offering                      The offering  will  commence when the
                                           Securities  and  Exchange  Commission
                                           declares this  prospectus  effective.
                                           The offering will  terminate upon the
                                           earlier   of  the  sale  of  all  the
                                           3,000,000   shares  of  common  stock
                                           being  offered or 180 days  unless it
                                           is  extended  for  an  additional  90
                                           days.

Number of shares outstanding before
the offering                               5,000,000

Number of shares outstanding after the
offering if all the shares are sold        8,000,000

                                           Our executive officers currently hold
                                           100% of our shares, and, as a result,
                                           they will  exercise  control over our
                                           direction.  After the  offering,  our
                                           officers   will  hold   approximately
                                           62.5% if we are successful at selling
                                           all the shares offered.

Market for the common shares               There  is no  public  market  for our
                                           common  shares.  After the  effective
                                           date of the  registration  statement,
                                           we intend to have a market maker file
                                           an application on our behalf with the
                                           NASD to have our common  stock quoted
                                           on  the  OTC   Bulletin   Board.   We
                                           currently have no market maker who is
                                           willing  to list  quotations  for our
                                           stock.  There is no assurance  that a
                                           trading  market will develop,  or, if
                                           developed, that it will be sustained.
                                           Consequently,   a  purchaser  of  our
                                           common stock may find it difficult to
                                           resell the securities  offered herein
                                           should the purchaser  desire to do so
                                           when eligible for public resale.

Use of proceeds                            If we are  successful  at selling all
                                           the shares we are  offering,  our net
                                           proceeds  from this  offering will be
                                           approximately  $77,000.  We intend to
                                           use these  proceeds  to  execute  our
                                           business plan.

                             Summary Financial Data

The following summary financial information for the period June 28, 2006 (inception) to October 31, 2006 includes balance sheet and statement of operations data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and the financial statements and accompanying notes included in this prospectus.

                                                           Results of Operations

                                                               For the period
                                                               June 28, 2006
                                                                (inception)
                                                                  through
                                                              October 31, 2006
                                                              ----------------
     Costs and expenses                                        $       476
     Loss from operations                                             (476)

     Other expense - interest                                            0
     Net loss                                                         (476)

     Net loss per common share:
     Basic and diluted (less than ($0.01) per share                  (0.00)

     Weighted average number of Common shares outstanding:
       Basic and diluted                                         5,000,000

                                                             Balance Sheet Data

                                                              October 31, 2006
                                                              ----------------
     Working capital                                           $     4,624
     Total assets                                              $     4,624
     Total liabilities                                                 100
     Total Liabilities and Stockholders' Equity                $     4,624

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

1. WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $476 for the period from June 28, 2006 (inception) to October 31, 2006. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

2. WE ARE A DEVELOPMENT STAGE COMPANY AND MAY NEVER BE ABLE TO EXECUTE OUR BUSINESS PLAN.

We were incorporated on June 28, 2006. We currently have no products, customers or revenues. Although we have begun initial planning for the development of our media products, we may not be able to execute our business plan unless and until we are successful in raising funds in this offering. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding.

There  can  be  no  assurance   that  we  will  ever  achieve  any  revenues  or
profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

3. OUR BUSINESS PLAN MAY BE UNSUCCESSFUL.

The success of our business plan is dependent on our developing and offering interactive English language training courses specifically designed for adults who are learning English as a second language. Our ability to develop such a product is unproven, and the lack of operating history makes it difficult to validate our business plan.

4. WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE IN THE FUTURE.

We incurred net losses of $476 for the period from June 28, 2006 (inception) to October 31, 2006. Management believes that the gross proceeds of $90,000 generated from this offering will be sufficient to continue our planned activities for no more than 12 months after the offering. However, we expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and the marketing and sales of our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5. OUR EXECUTIVE  OFFICERS AND DIRECTORS HAVE  SIGNIFICANT  VOTING POWER AND MAY
TAKE  ACTIONS  THAT  MAY  BE  DIFFERENT   THAN  ACTIONS   SOUGHT  BY  OUR  OTHER
SHAREHOLDERS.

If we are successful in selling all 3,000,000 shares being offered in this prospectus, our officers and directors will own approximately 62.5% of the outstanding shares of our common stock.

These shareholders will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6. SINCE OUR OFFICERS CAN WORK OR CONSULT FOR OTHER COMPANIES, THEIR OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow down in operations. It is expected that our officers and directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

7. OUR OFFICERS HAVE NO TECHNICAL TRAINING OR EXPERIENCE IN MARKETING AND DEVELOPING MEDIA PRODUCTS. WE MAY SUFFER IRREPARABLE HARM DUE TO THIS LACK OF EXPERIENCE, WHICH IN TURN MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Due to their lack of experience, our officers may make wrong decisions and choices regarding product development and marketing/sales and may not take into account standard managerial approaches which media production companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to our officer's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

RISKS RELATING TO OUR STRATEGY AND INDUSTRY

8. WE MAY NOT BE SUCCESSFUL IN DEVELOPING MEDIA PRODUCTS THAT ACHIEVE MARKET ACCEPTANCE.

The success or failure of educational language training course products depends in large part on their desirability and ease of application in the target market. We cannot be sure that our development efforts will produce any product that will fulfill the needs and appeal to the tastes of adults learning English as a second language or the institutions in which they are studying.

The computer-based educational and testing industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to develop products and introduce new products to satisfy an expanded range of customer needs and achieve market acceptance. There can be no assurance that we will have sufficient resources to make the necessary investments or that we will be able to develop and implement the technological advances required to maintain a competitive position.

9.  WE MAY  NEVER  BE  ABLE TO  ACHIEVE  SALES  REVENUES  SUFFICIENT  TO  BECOME
PROFITABLE.

There can be no assurance that our products will achieve a level of market acceptance that will make us profitable.

We believe that the acceptance of our products will depend on our ability to:

     *    Effectively market our products;
     *    Provide high-quality customer support;
     * Price and sell the products in a manner that is appealing to potential customers and to businesses that would promote our products;
     *    Develop and maintain a favorable reputation among our customers; and
     * Have the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of our products.

10. WE FACE INTENSE COMPETITION FROM OTHER BUSINESSES THAT CURRENTLY MARKET AND SELL ELECTRONIC EDUCATIONAL PRODUCTS TO ADULTS STUDYING ENGLISH AS A SECOND LANGUAGE.

Competition will come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products through the internet. Our competitors have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They can also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage.

11. MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SIGNIFICANTLY MORE FINANCIAL RESOURCES, WHICH COULD ALLOW THEM TO DEVELOP PRODUCTS THAT COULD RENDER OUR PROPOSED PRODUCTS INFERIOR.

Our competition, including EnglishClub, English Town and The Internet TESL Journal, may have products or may develop products that will render our proposed products inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our R&D, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our products.

12. MARKETING AND MAKING OUR PRODUCTS AVAILABLE ON THE INTERNET EXPOSE US TO REGULATORY AND LEGAL ISSUES.

A range of exposures may exist due to how we intend to market and sell our products. If we utilize our web site, as we plan to do, online access through company-operated web sites requires careful consideration of legal and regulatory compliance requirements and issues. We will need sufficient security measures to protect information and preserve the privacy of our customers and monitor the use of the sites. This may require extensive legal services that may become an increased cost component when considering the development of our products and technologies.

RISKS RELATING TO THIS OFFERING

13. THE SHARES ARE BEING OFFERED DIRECTLY BY US WITHOUT ANY MINIMUM AMOUNT OF SHARES NECESSARY TO BE SOLD. ACCORDINGLY, THERE IS NO GUARANTEE THAT WE WILL BE SUCCESSFUL AT RAISING ENOUGH FUNDS TO EXECUTE OUR BUSINESS PLAN FROM THE PROCEEDS OF THIS OFFERING.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.

14. NASD SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDERS' ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

15. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND EVEN IF A MARKET IS CREATED, THE MARKET PRICE OF OUR COMMON STOCK WILL BE SUBJECT TO VOLATILITY.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

16. THE PRICE OF OUR SHARES IN THIS OFFERING WAS ARBITRARILY DETERMINED BY US AND MAY NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

17. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

18. OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

19. SECURITIES PURCHASED IN THIS OFFERING MAY BE SUBJECT TO FUTURE DILUTION.

Our Board of Directors is authorized to issue up to 100,000,000 shares of common stock and 50,000,000 shares of preferred stock without further shareholder approval. The Board of Directors has the discretion to determine the terms of the preferred stock upon issuance. Presently, there are 5,000,000 shares of common stock issued and outstanding. If the maximum offering is successfully completed, there will be 8,000,000 shares of common stock issued and outstanding. Accordingly, we can issue, at any time(s), up to an additional 92,000,000 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 25, the Management's Discussion and Analysis or Plan of Operation section beginning on page 30 and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our  financial  statements  are stated in United  States  Dollars  (US$) and are
prepared  in  accordance  with  United  States  Generally  Accepted   Accounting
Principles.

                                 USE OF PROCEEDS

The net proceeds to us from the sale of up to 3,000,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $13,000 for legal, accounting, printing and other costs in connection with this offering.

The table below shows the net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered            20%               60%               100%
-------------------------        ----------        ----------        ----------
Shares Sold                         600,000         1,800,000         3,000,000
Gross Proceeds                   $   18,000        $   54,000        $   90,000
Less offering expense            $   13,009        $   13,009        $   13,009
                                 ----------        ----------        ----------
Net offering proceeds            $    4,991        $   40,991        $   76,991
                                 ==========        ==========        ==========

The use of proceeds set forth below in this illustrative example how we intend to use the funds. All amounts listed below are estimates.

USE OF NET PROCEEDS:

                               Jan - June    July - Sept     Oct - Nov      Dec 2007 -
                                  2007          2007           2007         Feb 2008      Total
                                 -----         ------         ------         ------       ------
Legal & Accounting               1,600          1,300          1,300          1,300        5,500
ESL Courses Development                        35,000         10,000                      45,000
Hiring Teacher as Consultant                                   5,000                       5,000
Office Equipment & Supplies        600            300            300            300        1,500
Web Hosting                        180             90             90             90          450
Marketing                                                                    15,000       15,000
Working Capital                                 1,500          1,500          1,541        4,541
                                 -----         ------         ------         ------       ------
      TOTAL                      2,380         38,190         18,190         18,240       76,991
                                 =====         ======         ======         ======       ======

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

                       DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.03 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

                                 CAPITALIZATION

The following table sets forth, as of October 31, 2006, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 3,000,000 shares of common stock being offered hereby at the initial public offering price of $0.03 per share and the application of the estimated net proceeds therefrom as described in "Use of Net Proceeds". This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

                                                                                October 31, 2006
                                                                          ----------------------------
                                                                           Actual          As Adjusted
Short-term debt                                                           $    100           $    100

Stockholders' equity :
 Preferred Stock $.0001 par value, 50,000,000 shares authorized,
  no shares issued and outstanding as adjusted                                  --                 --
 Common Stock, $0.0001 par value, 100,000,000 shares authorized,
  5,000,000 shares issued and outstanding; 8,000,000 shares                    500                800
 Issued and outstanding as adjusted
 Additional paid-in capital                                                  4,500             81,492
 Deficit accumulated during the development stage                             (476)              (476)

Total stockholders equity                                                    4,524             81,816
                                                                          --------           --------
      Total Capitalization                                                $  4,624           $ 81,916
                                                                          ========           ========

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of October 31, 2006 was $4,524 or $(.00) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2006, as adjusted to give effect to the receipt of net proceeds from the sale of 3,000,000 shares of common stock for $90,000, which represents net proceeds after deducting estimated offering expenses of $13,009. This represents an immediate increase of $0.01 per share to existing shareholders and an immediate and substantial dilution of $0.02 per share, or approximately 67%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of October 31, 2006, the number of shares of common stock purchased from us and the total consideration paid by our existing shareholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

                                             Shares
                                     -----------------------
                                     Number          Percent       Amount
                                     ------          -------       ------
Existing Shareholders               5,000,000         62.5%       $  5,000
New Investors                       3,000,000         37.5%       $ 90,000
Total                               8,000,000          100%       $ 95,000


                   PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

THERE IS NO CURRENT MARKET FOR OUR SHARES

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock.

Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

THE OFFERING WILL BE SOLD BY OUR OFFICERS

We are offering up to a total of 3,000,000 shares of common stock. The offering price is $0.03 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 3,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There is no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

     1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. None of such persons is, at the time of his participation, an associated person of a broker- dealer; and
     4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve
          (12)  months  other  than  in  reliance  on  Paragraphs  (a)(4)(i)  or
          (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Shopper's Wallet, Inc.".

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                                LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers and directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until the earlier of their death, retirement, resignation or removal.

Our officers and directors and their ages and positions are as follows:

   Name                 Age                       Position
   ----                 ---                       --------
Jacob Perry              49     President, Chief Executive Officer, and Director

Dejan Mirkovic           35     Treasurer and Secretary

MR. JACOB PERRY

Mr. Jacob Perry has been our President, Chief Executive Officer and a Director since we were incorporated on June 28, 2006.

From November 2003 to May 2006, Jacob Perry served as co-founder of Linico Inc., an Israeli company involved in the development of digital microwave radios. From August 2000 to May 2003, Jacob Perry was Vice President, Sales & Marketing for Vision Tech Inc., an Israeli company that acted as the Israeli distributor for Scientific Atlanta, Motorola, Hitachi, JVC and Mitsubishi, and that was involved in MPEG-2 digital video compression. From February 1996 to August 2000, Mr. Perry served as the Vice President, Sales and Marketing, for M-Systems Inc, an Israeli company involved in the distribution of computer products for Cisco, Sony, NEC, Oki, Hitachi and Nortel.

MR. DEJAN MIRKOVIC

Mr. Mirkovic is an entrepreneur with many years of experience in the mobile and internet industry. He has 10 years of experience at leading internet companies. In 1997, Mr. Mirkovic co-founded Cityfone Telecommunications Inc., a mobile virtual network operator. From 1997 to 2002, Mr. Mirkovic was responsible for all sales and marketing activities at Cityfone including responsibility for a private label mobile agreement with Sears-Canada. Prior to 1997, Mr. Mirkovic was the Director of Sales for TeleLink Communication Corporation, then a leading provider of wireless infrastructure to mobile operators globally. Currently Mr. Mirkovic provides consulting services to several companies within the mobile internet industry.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors does not currently have any members that qualify as "audit committee financial experts." We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

INVOLVEMENT IN LEGAL PROCEEDINGS

No director, nominee for director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a director or officer of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 1, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 5,000,000 shares of our common stock issued and outstanding as of December 1, 2006. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Shopper's Wallet, Inc., 33 Hanesher St. Raanana 43726 Israel.

                                                   Amount of
 Name and Address                                  Beneficial       Percent of
Of Beneficial Owner           Title Of Class      Ownership (1)       Class
-------------------           --------------      -------------       -----
Jacob Perry (1)                   Common            2,500,000         50.00%
Dejan Mirkovic (1)                Common            2,500,000         50.00%
All officers and directors
 as a group (2 persons)                             5,000,000        100.00%

----------
(1) We issued the shares to our officers and directors for a total payment of $5,000.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

FUTURE SALES BY EXISTING SHAREHOLDERS

As of the date of this prospectus, there are two (2) shareholders of record holding shares of our common stock. A total of 5,000,000 shares of common stock were issued to the existing shareholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See Dilution of the Price You Pay for Your Shares.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our shareholders are entitled to registration rights.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or " PARI PASSU" , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See Security Ownership of Certain Beneficial Owners and Management.

Our Board of Directors is authorized, at its discretion, to issue preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Articles of Incorporation. As of the date hereof, no shares of preferred stock are issued and outstanding.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this registration statement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

TRANSFER AGENT

We have appointed the following transfer agent for our shares of common stock:
Island Capital Management, LLC, dba Island Stock Transfer, 100 Second Avenue S., Suite 300N St. Petersburg, Fl 33701 Phone: (727) 287-0010 Fax: (727) 287-0069.
The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to October 31, 2006, included in this prospectus have been audited by MOORE & ASSOCIATES, CHARTERED, as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of Shopper's Wallet, Inc. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

  DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and our by-laws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The by-laws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the by-laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

OVERVIEW OF THE COMPANY

We are a development stage company that was formed on June 28, 2006. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. Shopper's Wallet is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose. Neither Shopper's Wallet nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We are focused on offering interactive English language training courses specifically designed for adults studying English as a second language. Our product, the course content, which will be available both on-line and in DVD media format, will cover English phonetics, grammar, pronunciation, spoken English, vocabulary and learning games. We plan to develop our product with animation graphics and interactive capabilities. It is our goal to offer our product both online and through the direct sale of DVD products. Our target market is the non-native, English adult students interested in improving their language skills.

The content of our products will include:

     *    Video dialogues
     *    Audio scripts (for videos)
     *    Clickable words and pictures
     *    Text and audio definitions
     *    Engaging, interactive learning activities

Once we set-up our website, our customers will be able to access our language training course either through a DVD purchase or their password protected account at our website. We intend to develop our site to allow access to a wide variety of interactive tutorials. Aside from tutorials, we plan to provide our customers with access to games and animated courses. According to our business model, our revenues will come from DVD sales as well as online sales of our products.

We have not commenced operations other than in connection with this offering. Our chief executive officer, who possesses a Bachelor of Science (B.Sc.) degree in Electrical Engineering, has no experience in the business of interactive adult education for non-English speakers, retail sales or animated language training courses.

We do not currently have sufficient capital to operate our business and, even assuming the success of this offering, we may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 33 Hanesher St. Raanana 43726 Israel. Our telephone number is (011) (972) 9-7711842. We currently do not have a website.

                             THE MARKET OPPORTUNITY

HOW LARGE IS THE "ENGLISH-AS-SECOND-LANGUAGE" LEARNING MARKET WORLDWIDE?

While there is no easy answer to this question, there are some important indications about regions around the world.

In the UK, the Department of Education and Employment estimated that British English language products were worth 800 million pounds (approximately US$1,550 million) as of 1988. An additional 700 million pounds (approximately US$1,370 million) were added to the figure when counting expenditures of English learners coming to the UK to study English (source: The Value of Education and Training Exports to the UK Economy - Department of Education and Employment).

In Asia, a 2002 report estimated that 470 million Euro (approximately US$610 million) were spent on English Language Teaching materials (source: Association of Educational Publishers). The majority of these expenditures were in Japan (307 million Euro - approximately US$403 million). However, South Korea also plays a large role in these figures.

It is difficult to estimate the value of the North American market. In any case, the following report from the State-Administered Adult Education Program 2000 Enrollment, U.S. Department of Education, Office of Vocational and Adult Education provides an indication as to the size of this market:

The report estimated that in the US, 1,102,261 adults enrolled in "English-as-Second-Language" programs that received funding through the U.S. Department of Education, Office of Vocational and Adult Education (OVAE). This number represents 38% of the overall national adult education enrollment of 2,891,895 learners for that year. Adult Basic Education (ABE) and Adult
Secondary Education (ASE, the other components of federally-funded adult education, represented 37% and 25% respectively. University and college students, as well as the many adults served in programs not receiving federal funding, are not included in this number.

(source: http://esl.about.com/od/englishlearningresources/f/f_eslmarket.htm)

HOW MANY PEOPLE LEARN ENGLISH GLOBALLY?

It is estimated that over 1 billion people are currently learning English world wide. According to the British council, as of the year 2,000 there were 750 million English-as-a-foreign-language speakers. In addition, there were 375 million "English-as-Second-Language" speakers. As opposed to English-as-a-foreign-Language speakers, who speak English occasionally for business or pleasure, "English-as-Second-Language" speakers are required to speak English on a daily basis.

These significant numbers are driven by adult speakers around the world who use English to communicate in the workplace. It is a commonly held misconception that these speakers need English to communicate with native speakers. While "English-as-Second-Language" is required for those living and working in English speaking cultures such as the UK and USA, it is equally true that English is used as the lingua franca in international business and communications where English is not the primary language.

In a globalized world, the number of English learners around the world is only expected to increase.

(source: http://esl.about.com/od/englishlearningresources/f/f_eslvalue.htm)

OUR COMPETITIVE POSITION IN THE INTERACTIVE EDUCATIONAL INDUSTRY

The interactive educational industry for adults studying English as a second language is highly competitive. The English language training courses that we plan to introduce will encounter strong competition from many other companies, including many with greater financial resources than ours as well as from larger and more established companies.

There are also incumbent "English-as-Second-Language" players which offer on-line courses that include the use of interactive English language training courses similar to our future products. There are many "English-as-Second-Language" certificate programs with very good reputations that are recognized by employers of teachers of English as a second language worldwide.

Our competitors include incumbent "English-as-Second-Language" players such as EnglishClub (http://www.englishclub.com/esl-games/); English Town (http://www.englishtown.com/) and The Internet TESL Journal (http://a4esl.org/). These companies currently dominate the online "English-as-Second-Language" market and we expect them to remain the dominant force for the time being. These companies offer non-native English learners online programs which are similar to our products.

MARKETING & SALES STRATEGY

We plan to initially gain a customer base by e-mail campaigns. In addition to our e-mail campaigns, we purchased web space which will contain information about our future English language training courses. On or around December 2007, we plan to hire one sales representative on a contract basis for approximately 3 months. The sales representative will be contacting "English-as-Second-Language" schools and colleges for the purpose of marketing our product for use within their schools or for resale to their students. In addition, the sales representative will help us create awareness by promoting our product to industry associated companies. The sales representative will try to obtain
reciprocal       arrangements       with      related       internet       sites
("English-as-Second-Language" websites) where we each display the other's website link. The purpose of this arrangement is to get potential customers to visit our website at no cost to them.

We plan to price our product at $299 for a single DVD, and will offer discounts on multiple purchases.

DISTRIBUTION

All training courses will be available on DVD and as a direct download from the website.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

There are no constraints on the sources or availability of products and supplies related to our business. We are producing our own product and the distribution of the product and services are over the internet.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our products and services directly to end use consumers over the internet. Our intended offering is also priced for mass market consumption. Therefore we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

Shopper's Wallet has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We are planning to develop all of our language training content for the foreseeable future from original content and intend to protect these assets in accordance with copyright and trade secret laws. Beyond our trade name and our original course content, we do not hold any other intellectual property.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

There are no existing government regulations nor are we aware of any regulations being contemplated that would adversely affect Shopper's Wallet ability to operate.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

     *    Sales and other taxes;
     *    user privacy;
     *    pricing controls;
     *    characteristics and quality of products and services;
     *    consumer protection;
     *    libel and defamation;
     *    copyright, trademark and patent infringement; and
     *    other claims based on the nature and content of Internet materials.

These new laws may have an impact on our ability to market our products in accordance with our business plan.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any costs to date and have no plans to undertake any research and development activities during the first year of operation.

EMPLOYEES

We have commenced only limited operations; therefore, we have no full time employees. Our officers and directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

We do plan to hire a sales representative on a contract basis for 3 months in or around December 2007 to assist in promoting the sale of our product. See "Plan of Operations".

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 33 Hanesher St. Raanana 43726 Israel, in space provided to us by our President. We do not pay any rental fees for use of this space. This space is sufficient until we commence full operations.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY ARE MADE.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed our "English-as-Second-Language" training course and marketing plan to generate customers. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management opinion there is a need for "English-as-Second-Language" training courses designed specifically with adults in mind. Low levels of literacy directly impact a person's ability to improve his quality of life, earn sufficient income, partner in his children's education and participate in leisure and recreational pursuits. Given the inherent difficulty for an adult to overcome the problems associated with learning "English-as-Second-Language" late in life, we believe that we can take advantage of interactive content in order to overcome this social problem.

To meet our need for cash, we are attempting to raise money from this offering. We intend to sell up to a maximum of 3,000,000 shares of our common stock through this offering, which would generate up to $90,000 in proceeds. We believe that this will allow us to begin our product development, market our website and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

PLAN OF OPERATION

Upon completion of our initial public offering, our specific goal is to develop our interactive English language training courses product and to execute our marketing plan. We intend to accomplish the foregoing through the following "Milestones".

EXPENDITURES

The following chart provides an overview of our budgeted expenditures using the proceeds from this offering, by significant area of activity for each period, over the next 12 months:

                               Jan - June    July - Sept     Oct - Nov      Dec 2007 -
                                  2007          2007           2007         Feb 2008      Total
                                 -----         ------         ------         ------       ------
Legal & Accounting               1,600          1,300          1,300          1,300        5,500
ESL Courses Development                        35,000         10,000                      45,000
Hiring Teacher as Consultant                                   5,000                       5,000
Office Equipment & Supplies        600            300            300            300        1,500
Web Hosting                        180             90             90             90          450
Marketing                                                                    15,000       15,000
Working Capital                                 1,500          1,500          1,541        4,541
                                 -----         ------         ------         ------       ------
      TOTAL                      2,380         38,190         18,190         18,240       76,991
                                 =====         ======         ======         ======       ======

These expenditures are described in detail in "Milestones".

MILESTONES

Assuming we raise the full offering amount (approximately $77,000 net after anticipated offering expenses) in this offering, we believe that we can satisfy our cash requirements for the next 12 months, but we may have to raise additional funds thereafter. The following is a chronological itemization of the milestones we intend to achieve over the next 12 months.

1. COMPLETE OUR INITIAL PUBLIC OFFERING, JANUARY - JUNE 2007

We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we are unable to raise the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. COMPLETION OF OUR INITIAL PRODUCT, JULY - SEPTEMBER 2007

We plan to engage the services of a software development company to develop our product, but to date we have not identified such a software development company. We intend to approach the development of the course content in an incremental fashion. We intend to direct our efforts at the Beginner and Intermediate levels. The course content for these levels will include the following:

     BEGINNER LEVEL: Fundamentals of English phonetics, grammar, vocabulary and learning games.
     INTERMEDIATE LEVEL: English grammar, speaking, vocabulary and listening.

Our budget for the development of the Beginner and Intermediate levels is $35,000.

3. COMPLETION OF THE ADVANCED LEVEL PRODUCT, OCTOBER - NOVEMBER 2007

We will develop the Advanced Level, which will focus on TOEFL preparation at the cost of $10,000. TOEFL (Test of English as a Foreign Language) is a required exam for those students wishing to begin undergraduate or graduate study in the US. The TOEFL is a computer exam, which is given year round. The exam is comprised of 4 sections: listening comprehension, structure, reading comprehension and writing.

We will hire a certified TOFEL teacher on a contract basis for one month at the cost of $5,000 to create the course content for the Advanced Level which will include the TOEFL study materials. In our management opinion the Advanced Level will help to attract and retain a broad customer base.

The incremental approach described above will allow us to begin product development on a limited financial budget. In the future, as we generate revenue from the sale of our product, we will develop additional programs (e.g. Business English, Public Speaking and English Writing Skills). Ultimately, we intend to have a comprehensive product line for adults studying English as a second language.

4. MARKETING, DECEMBER 2007 - FEBRUARY 2008

We plan to hire a sales person to assist our officers with the marketing of our product. We anticipate that the cost for the period of three months will be approximately $10,000 which we allocated in our budget. The sales representative will contact "English-as-Second-Language" schools and colleges to market our product for use within their schools or for resale to their students. In addition, the sales representative's duties will include creating awareness by promoting our product to industry associated companies. We intend for the sales representative to obtain reciprocal arrangements with related internet sites ("English-as-Second-Language" websites) for the reciprocal display of each other's website link. The purpose of this arrangement is to encourage potential customers to visit our website at no cost to us. We have also allocated in our budget the amount of $5,000 for phone and fax lines, business cards and graphic design of e-newsletters.

At this stage we have not budgeted for any extension of the three-month sales budget, unless revenues are generated, in which case we will re-evaluate our decision.

RESULTS OF OPERATIONS

During the period from June 28, 2006 (inception) through October 31, 2006, we incurred a net loss of $476. This loss consisted primarily of incorporation costs and administrative expenses.

In July 2006, we reserved the domain name www.shopperswallet.com and we purchased a web hosting package from Yahoo.com to host our website at a cost of $360 annually.

Since inception, we have sold 5,000,000 shares of common stock to our Directors for $5000.

PURCHASE OR SALE OF EQUIPMENT

We do not expect to purchase or sell any plant or significant equipment. We leased web hosting space needed for hosting our website at a cost of $360 annually.

REVENUES

We had no revenues for the period from June 28, 2006 (inception) through October 31, 2006. We believe that upon receipt of the proceeds of this offering, we will be able to commence the development and sale of our products.

LIQUIDITY AND CAPITAL RESOURCES

Our balance sheet as of October 31, 2006 reflects assets of $4,624. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date. On December 1, 2006, we obtained an interest-free loan from Jacob Perry, our Chief Executive Officer, in the amount of $15,000. The loan is payable on demand on or after December 1, 2007.

Notwithstanding the success of this offering, we anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

 OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jacob Perry, our Chief Executive Officer and director, has contributed office space for our use for all periods presented. There is no charge to us for the space since the value of such space is nominal and covers a limited amount of time.

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Jacob Perry and Mr. Dejan Mirkovic, executive officers and members of our Board of Directors, each purchased by subscription 2,500,000 shares of our common stock on June 28, 2006 for $0.001 share or an aggregate of $5,000.

Mr. Perry loaned $100 to the Company for the express purpose of opening the Company's bank account. The loan bears no interest and has no repayment terms.

On December 1, 2006, we borrowed $15,000 from Jacob Perry and executed a demand promissory note. The loan bears no interest and repayment is due on demand on or after December 1, 2007.

Our officers and directors may be considered promoters of Shopper's Wallet due to their participation in and management of the business of the Company since its incorporation.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

There is no public market for our common stock.
Shopper's Wallet has issued 5,000,000 common shares since its inception in June 28, 2006, all of which are restricted shares. See Certain Relationships and Related Transactions" above regarding 5,000,000 of said shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

HOLDERS

Shopper's Wallet had two (2) holders of record for its common shares as of December 1, 2006.

DIVIDENDS

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and operating financial conditions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any compensation plan under which equity securities are authorized for issuance.

                             EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There is currently no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

Moore & Associates, Chartered are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

                              FINANCIAL STATEMENTS

                              Shopper's Wallet, Inc
                              FINANCIAL STATEMENTS
                                October 31, 2006

                                      Index

                                                                           Page
                                                                          Number
                                                                          ------
Financial Statements
   Report of Independent Registered Public Accounting Firm                 F-2
   Balance Sheets                                                          F-3
   Statements of Operations                                                F-4
   Statement of Stockholders' Equity                                       F-5
   Statements of Cash Flow                                                 F-6
   Notes to Unaudited Financial Statements                                 F-7

                          MOORE & ASSOCIATES, CHARTERED
                            ACCOUNTANTS AND ADVISORS
                                PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Shoppers Wallet. (A Development Stage Company)

We have audited the accompanying balance sheet of Shoppers Wallet. (A Development Stage Company) as of October 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception June 28, 2006, through October 31, 2006, and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoppers Wallet (A Development Stage Company) as of October 31, 2006 and the results of its operations and its cash flows from inception June 28, 2006, through October 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's net losses and accumulated deficit of $476 as of October 31, 2006 raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------------

Moore & Associates Chartered
Las Vegas, Nevada
November 29, 2006
Except Note 9 dated December 28, 2006


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                             Shopper's Wallet, Inc.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                                    October 31,
                                                                       2006
                                                                      -------
ASSETS

Current Assets
   Cash                                                               $ 4,624
                                                                      -------

      Total Assets                                                    $ 4,624
                                                                      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Loan from Director (Note 5)                                         $   100
                                                                      -------

      Total Liabilities                                                   100
                                                                      -------
Stockholders' Equity (Note 4, 5)
  Common Stock, authorized
   100,000,000 shares, par value $0.0001, of which 5,000,000
    were issued and outstanding on October 31, 2006;                      500
  Paid in Capital                                                       4,500
  Deficit Accumulated during the
  Development Stage                                                      (476)

      Total Stockholders' Equity                                        4,524
                                                                      -------

Total Liabilities and Stockholders' Equity                            $ 4,624
                                                                      =======

   The accompanying notes are an integral part of these financial statements.

                             Shopper's Wallet, Inc.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS


                                                                  June 28, 2006
                                                                 (Inception) to
                                                                October 31, 2006
                                                                ----------------

Revenue                                                           $        --

Expenses
  General and Administrative                                      $       476
                                                                  -----------

      Total Expenses                                              $       476
                                                                  -----------

Net (Loss)                                                        $      (476)
                                                                  ===========

Basic and Diluted (Loss) per Share                                     a
                                                                  -----------

Weighted Average Number of Shares                                   5,000,000
                                                                  -----------

----------
(a) less than $0.01


   The accompanying notes are an integral part of these financial statements.

                             Shopper's Wallet, Inc.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                     Price          Common Stock         Paid in   Subscriptions   Accumulated     Total
                                   Per Share     Shares       Amount     Capital    Receivable      Deficit        Equity
                                   ---------     ------       ------     -------    ----------      -------        ------
Inception, June 28, 2006                              --    $       --    $   --      $   --        $    --       $    --

Initial capitalization, sale
of common stock to directors on   $    0.001   5,000,000           500     4,500                                    5,000
June 28, 2006



Net (Loss)                                            --            --        --          --           (476)         (476)
                                              ----------    ----------    ------      ------        -------       -------

Balance, October 31, 2006                      5,000,000    $      500    $4,500      $   --        $  (476)      $ 4,524
                                              ==========    ==========    ======      ======        =======       =======

   The accompanying notes are an integral part of these financial statements.

                             Shopper's Wallet, Inc.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                  June 28, 2006
                                                                 (Inception) to
                                                                   October 31,
                                                                      2006
                                                                     -------
Operating Activities
  Net (Loss)                                                         $  (476)
  Increase in Accounts Payable                                       $   100
  Decrease in Accounts Payable
  Decrease in Loans Payable
                                                                     -------

Net Cash (Used) by Operating Activities                              $  (376)
                                                                     -------

Financing Activities
  Proceeds from contributed Capital                                       --
  Proceeds from sale of Common Stock                                 $ 5,000
                                                                     -------

Cash Provided by Financing Activities                                $ 5,000
                                                                     -------

Net Increase in Cash                                                 $ 4,624

Cash, Beginning of Period                                                 --
                                                                     -------

Cash, End of Period                                                  $ 4,624
                                                                     =======

Supplemental Information:
  Interest Paid                                                      $    --
  Income Taxes Paid                                                  $    --


   The accompanying notes are an integral part of these financial statements.

                             Shopper's Wallet, Inc.
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               (October 31, 2006)


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Shopper's Wallet, Inc, (A Development Stage Company) was incorporated on June 28, 2006 under the laws of the State of Nevada. It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company's only significant asset at October 31, 2006 is cash. The relevant accounting policies and procedures are listed below. The Company has adopted a December 31 year end.

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

MANAGEMENT CERTIFICATION

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America, consistently applied.

CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

EARNINGS (LOSS) PER SHARE

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NET INCOME PER COMMON SHARE

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

REVENUE AND COST RECOGNITION

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On June 28, 2006 (inception), the Company issued 5,000,000 shares of its common stock to its directors for cash of $5,000. See Note 5.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The President provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On June 28, 2006 (inception), the Company issued 5,000,000 shares of its common stock to its directors for cash of $5,000. See Note 4.

Our director Jacob Perry loaned the Company $100 for the express purpose of opening the Company's bank account. The loan bears no interest and has no repayment terms.

On December 1, 2006, we obtained an interest-free loan from Jacob Perry, our Chief Executive Officer, in the amount of $15,000. The loan is payable on demand on or after December 1, 2007.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to October 31, 2006 of $476. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. NET OPERATING LOSSES

As of October 31, 2006, the Company has a net operating loss carry forward of approximately $476, which will expire 20 years from the date the loss was incurred.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

NOTE 9. SUBSEQUENT EVENTS

On December 1, 2006, we obtained an interest-free loan from Jacob Perry, our Chief Executive Officer, in the amount of $15,000. The loan is payable on demand on or after December 1, 2007.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Articles of Incorporation and bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation and our by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

          Name of Expense                                           Amount
          ---------------                                           ------
     Securities and Exchange
     Commission registration fee                                    $     9
     Legal fees and expenses (1)                                    $10,000
     Accounting fees and expenses (1)                               $ 2,000
     Miscellaneous (1)                                              $ 1,000
                                                                    -------
     Total (1)                                                      $13,009
                                                                    =======
----------
(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On June 28, 2006, we issued a total of 5,000,000 shares of common stock to Jacob Perry and Dejan Mirkovic in a private placement. Mr. Jacob Perry and Mr. Dejan Mirkovic, executive officers and members of our Board of Directors, each purchased 2,500,000 shares of our common stock for $0.001 share or an aggregate of $5,000. The private placement was made pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

   Exhibit                            Description
   -------                            -----------

     3.1    Articles of Incorporation of Registrant.

     3.2    By-Laws of Registrant.

     4.1    Specimen Common Stock certificate.

     5.1 Opinion of SRK Law Offices regarding the legality of the securities being registered.

     10.1   Promissory Note of Registrant to Jacob Perry

     23.1   Consent of Moore & Associates, Chartered

     23.2   Consent of Legal Counsel (incorporated in Exhibit 5.1)

     24.1   Power  of  Attorney   (Contained  on  the  signature  page  of  this
            registration statement)

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.   To remove from registration, by means of a post-effective amendment, any of
     the  securities  being  registered   hereby  That  remains  unsold  at  the
     termination of the offering.

4. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual Feport pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, rnd the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raanana, Israel on December 29, 2006.

                                      SHOPPER'S WALLET, INC.


                                      By: /s/ Jacob Perry
                                         ---------------------------------------
                                      Name:  Jacob Perry
                                      Title: President, Chief Executive Officer,
                                      and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Date: December 29, 2006               /s/ Jacob Perry
                                      ------------------------------------------
                                      Name: Jacob Perry
                                      Title: President, Chief Executive Officer,
                                      and Director
                                      (Principal Executive Officer)



Date: December 29, 2006               /s/ Dejan Mirkovic
                                      ------------------------------------------
                                      Dejan Mirkovic
                                      Secretary and Treasurer
                                      (Principal Financial Officer and Principal
                                      Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacob Perry and Dejan Mirkovic, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to
Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                  Title                                       Date
     ---------                                  -----                                       ----

/s/ Jacob Perry                      President                                        December 29, 2006
--------------------------------     Chief Executive Officer, and Director
Jacob Perry                          (Principal Executive Officer)



/s/ Dejan Mirkovic                   Secretary and Treasurer                          December 29, 2006
--------------------------------     (Principal Financial Officer and
Dejan Mirkovic                       Principal Accounting Officer)